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Exhibit 23.2

Independent Auditors' Report on Schedule and Consent

The Board of Directors
Cascade Microtech, Inc.:

        The audits referred to in our report dated February 20, 2004 included the related financial statement schedule for each of the years in the three-year period ended December 31, 2003, included in the registration statement. The financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

        We consent to the use of our reports included herein and to the reference to our firm under the headings "Selected Consolidated Financial Data" and "Experts" in the prospectus.

/s/ KPMG LLP

Portland, Oregon
March 3, 2004

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Independent Auditors' Report on Schedule and Consent